EXHIBIT 23.5

 Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2007, with respect to the consolidated financial statements and schedule of Apple Hospitality Five, Inc., included in Post-Effective Amendment No. 4 to the Registration Statement (Form S-11 No. 333-139504) and related Prospectus of Inland American Real Estate Trust, Inc. for the registration of 540,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Richmond, VA

January 14, 2008